As filed with the Securities and Exchange Commission on November 21, 2024
File No. 333-214858
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________
UNION BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Vermont	03-0283552
(State or other jurisdiction	(IRS Employer
of incorporation or Organization)	Identification Number)

20 Lower Main St., P.O. Box 667
Morrisville, VT 05661-0667
(Address of principal executive offices)

2014 EQUITY INCENTIVE PLAN, as amended
(Full title of the Plan)

David S. Silverman	With a copy to:
President and Chief Executive Officer	Denise J. Deschenes, Esq.
Union Bankshares, Inc.	Primmer Piper Eggleston & Cramer PC
20 Lower Main St., P.O. Box 667	106 Main Street, P.O. Box 349
Morrisville, VT 05661-0667	Littleton, NH 03561-0349
Telephone: (802) 888-6600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE: The 2014 Equity Incentive Plan, as amended (the “Plan”) of Union Bankshares, Inc. (the “Registrant”) expired in May 2024. The purpose of this filing is to de-register the 45,434 shares of the Registrant’s common stock, $2.00 par value per share, previously registered on Form S-8, which remained unallocated to equity grants upon expiration of the Plan.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement, the Registrant is filing a Registration Statement on Form S-8 to register shares of its common stock available for issuance pursuant to equity grants under a successor plan, the Union Bankshares, Inc. 2024 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of Vermont, on November 21, 2024.

UNION BANKSHARES, INC.
(Registrant)

By:	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below on November 21, 2024 by the following persons in the capacities indicated.

/s/ David S. Silverman	/s/ Karyn J. Hale
David S. Silverman	Karyn J. Hale
Director, President and Chief Executive Officer	Vice President, Treasurer and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joel S. Bourassa	/s/ Dawn D. Bugbee
Joel S. Bourassa, Director	Dawn D. Bugbee, Director

/s/ Mary K. Parent	/s/ Nancy C. Putnam
Mary K. Parent, Director	Nancy C. Putnam, Director

/s/ Gregory D. Sargent	/s/ Timothy W. Sargent
Gregory D. Sargent, Director	Timothy W. Sargent, Director

/s/ Janet P. Spitler	/s/ Cornelius J. Van Dyke
Janet P. Spitler, Director	Cornelius J. Van Dyke, Director and Board Chair